Exhibit 99.1

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of June 22, 2015 (this “Agreement”), by and among Sequential Brands Group, Inc., a Delaware corporation (“Sequential”), Singer Madeline Holdings, Inc., a Delaware corporation (“TopCo”) and certain stockholders of Martha Stewart Living Omnimedia, Inc., a Delaware corporation (“MSLO”), listed on Schedule A hereto (each, a “Stockholder” and collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, MSLO, Madeline Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of TopCo (“Madeline Merger Sub”), Sequential, Singer Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of TopCo (“Singer Merger Sub”), and TopCo, are concurrently herewith entering into an Agreement and Plan of Merger (as in effect on the date hereof or as may be amended, supplemented or otherwise modified from time to time, but solely as consented to by such Stockholder, in its discretion, in the case of a Fundamental Amendment, the “Merger Agreement”), pursuant to which, among other things, at the effective time under the Merger Agreement (the “Effective Time”), Madeline Merger Sub will merge with and into MSLO, with MSLO continuing as the surviving corporation and a wholly owned subsidiary of TopCo (the “MSLO Merger”), and Singer Merger Sub will merge with and into Sequential, with Sequential continuing as the surviving corporation and a wholly owned subsidiary of TopCo (the “Sequential Merger” and, together with the MSLO Merger, the “Mergers”);

WHEREAS, each Stockholder is the record and/or beneficial owner of the Existing Shares (as defined below);

WHEREAS, as a condition and material inducement to Sequential’s willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Sequential Merger, each Stockholder has agreed to enter into this Agreement, pursuant to which such Stockholder is agreeing, among other things, to vote all of its Covered Shares (as defined below) in accordance with the terms of this Agreement; and

WHEREAS, TopCo, Sequential and the Stockholders wish to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

GENERAL

Section 1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

(a) “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

(b) “Covered Shares” means, with respect to each Stockholder, such Stockholder’s Existing Shares, together with any shares of MSLO Common Stock and any shares of MSLO Common Stock issuable upon the conversion, exercise or exchange of securities that are convertible into or exercisable or exchangeable for shares of MSLO Common Stock, in each case that such specified Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

(c) “DGCL” means the General Corporation Law of the State of Delaware.

(d) “Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under securities laws.

(e) “Existing Shares” means, with respect to each Stockholder, the number of shares of MSLO Common Stock Beneficially Owned by such Stockholder, as of the date hereof, as set forth in Schedule A hereto.

(f) “Expiration Date” means any date upon which the Merger Agreement is validly terminated in accordance with its terms.

(g) “Governmental Entity” means any nation or government, any state, agency, commission, or other political subdivision thereof, any insurance regulatory authority, any self-regulatory authority, or any entity (including a court) of competent jurisdiction properly exercising executive, legislative, judicial or administrative functions of the government.

(h) “Law” means any statute, law ordinance, rule or regulation (domestic or foreign) issued, promulgated or entered into by or with any Governmental Entity.

(i) “Permitted Transfer” means (i) a Transfer of Covered Shares by a Stockholder by will or by operation of law or other Transfers to an Affiliate, immediate family members, trusts for the benefit of such Stockholder, any immediate family member of such Stockholder, charity or other Transfers for estate planning purposes, or upon the death of such Stockholder, provided, that prior to the effectiveness of such Transfer, such transferee executes and delivers to TopCo and Sequential a written agreement, in form and substance reasonably acceptable to TopCo and Sequential, to assume all of such Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as such Stockholder shall have made hereunder; (ii) a Transfer of Covered Shares by a Stockholder to another Stockholder; or (iii) with respect to a Stockholder’s MSLO Stock Options and/or MSLO Performance Stock Option which expire by their terms or would otherwise be terminated on or prior to the Expiration Date and MSLO RSU Awards and/or MSLO Performance RSU Awards that vest and/or are settled on or prior to the Expiration Date, Transfers of MSLO Common Stock to MSLO or into the public market (but not through the tender of any such shares into a tender or exchange offer) (A) in order to pay the exercise price due in respect of any such expiring MSLO Stock Options and/or MSLO Performance Stock Options, and/or (B) in order to satisfy required withholding and other payroll taxes due upon the exercise of any such expiring MSLO Stock Options and MSLO Performance Stock Options and/or upon the vesting and/or settlement of any such MSLO RSU Awards and/or MSLO Performance RSU Awards.

(j) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

Section 2.1 Agreement to Vote.

(a) Each of the Stockholders hereby irrevocably and unconditionally agrees, as to itself only, that during the period beginning on the date hereof and ending on the earliest of (x) the Closing Date, (y) the Expiration Date or (z) the termination of this Agreement in accordance with its terms, at any meeting of the stockholders of MSLO, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of MSLO, the Stockholders shall, in each case, to the fullest extent that such matters are submitted for the vote or written consent of the Stockholders and that the Covered Shares are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Covered Shares as to which the Stockholders control the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Stockholders control the right to vote (A) in favor of the adoption of the Merger Agreement and any related proposal in furtherance thereof, as reasonably requested by Sequential and contemplated by the Merger Agreement, submitted for the vote or written consent of stockholders, including, without limiting any of the foregoing obligations, in each case to the extent MSLO is permitted pursuant to the Merger Agreement to take such actions, in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of MSLO at which any of the foregoing matters are submitted for consideration and vote of the stockholders of MSLO (B) against any action or agreement submitted for the vote or written consent of stockholders that is in opposition to the

Merger or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of MSLO contained in the Merger Agreement, or of the Stockholders contained in this Agreement, and (C) against any Acquisition Proposal or other action, agreement or transaction submitted for the vote or written consent of stockholders that would reasonably be expected to impede, delay, postpone, frustrate the purposes of, adversely affect or prevent the consummation of the Mergers or the other transactions contemplated by the Merger Agreement or the performance by MSLO of its obligations under the Merger Agreement or by the Stockholders of their obligations under this Agreement.

(b) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast (or consent shall be given) by the Stockholders in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

(c) A Stockholder shall not be bound to take the actions described in this Section 2.1 in the event of a Fundamental Amendment of the Merger Agreement, unless such Stockholder, in its sole discretion, has consented thereto prior to the date of such Fundamental Amendment.

(d) Nothing in this Agreement, including this Section 2.1, shall limit or restrict any affiliate or designee of the Stockholder who serves as a member of MSLO Board in acting in his or her capacity as a director or officer of MSLO and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement shall apply to the Stockholders solely in their capacity as stockholders of MSLO and shall not apply to any such affiliate or designee’s actions, judgments or decisions as a director or officer of MSLO.

Section 2.2 No Inconsistent Agreements. Each of the Stockholders hereby covenants and agrees, as to itself only, that, except for this Agreement or as set forth on Schedule A, and except as may be permitted by Section 4.3(b), it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares with respect to any of the matters described in Section 2.1(a)(ii) (the “Section 2.1(a) Matters”), (b) has not granted, and shall not grant at any time while this Agreement remains in effect (except to the extent permitted by Section 2.1(c)), a proxy, consent or power of attorney with respect to the Covered Shares with respect to any of the Section 2.1(a) Matters and (c) has not taken and shall not take any action that would have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement. Each of the Stockholders, as to itself only, hereby represents that all proxies or powers of attorney given by such Stockholder prior to the execution of this Agreement in respect of the voting of each such Stockholder’s Covered Shares with respect to the Section 2.1(a) Matters, if any, are not irrevocable and each Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies or powers of attorney with respect to each such Stockholder’s Covered Shares with respect to the Section 2.1(a) Matters.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Stockholders. Each Stockholder, as to itself only, hereby represents and warrants to Sequential as follows:

(a) Authorization. The Stockholder has the legal capacity, full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder or any manager or partner thereof are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) Ownership. The Stockholder’s Existing Shares are, and all of the Covered Shares owned by the Stockholder from the date hereof through the date of the MSLO Stockholder Meeting (including any permitted postponement or adjournment thereof, the “Meeting Date”) will be, Beneficially Owned by the Stockholder, in each case as reflected on Schedule A hereto. As of the date hereof, the Stockholder’s Existing Shares constitute all of the shares of MSLO Common Stock Beneficially Owned by the Stockholder. Except for the rights granted to TopCo and Sequential hereby and except as set forth on Schedule A, the Stockholder has and will have at all times through the Meeting Date sole (or shared with another Stockholder) voting power to control the vote and consent as contemplated herein, sole (or shared with another Stockholder) power of disposition, sole (or shared with another Stockholder) power to issue instructions with respect to the matters set forth in Article II, and sole (or shared with another Stockholder) power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by the Stockholder at all times through the Meeting Date.

(c) No Violation. The execution, delivery and performance of this Agreement by the Stockholder does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the certificate of formation or other comparable governing documents, as applicable, of the Stockholder, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any Person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any Contract to which the Stockholder is a party or by which it is bound or (iii) violate any Law applicable to the Stockholder or by which any of the Stockholder’s assets or properties is bound, except for any of the foregoing as would not, either individually or in the aggregate, impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by each Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any reports with the SEC and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by the Stockholder of any of its obligations hereunder.

(e) Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Finder’s Fees. Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Sequential, Singer Merger Sub, MSLO, Madeline Merger Sub or TopCo in respect of this Agreement based upon any arrangement or agreement made by the Stockholder (in such Stockholder’s capacity as a stockholder of MSLO).

(g) Reliance by Sequential. The Stockholder understands and acknowledges that Sequential is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.

Section 3.2 Representations and Warranties of Sequential.

(a) Authorization. Sequential has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Sequential of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Sequential and no other actions or proceedings on the part of Sequential are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sequential and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of Sequential, enforceable against it in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) No Beneficial Ownership. Sequential hereby represents and warrants to the Stockholders that nothing contained in this Agreement has caused or shall cause Sequential to acquire Beneficial Ownership of the Covered Shares.

ARTICLE IV

OTHER COVENANTS

Section 4.1 Prohibition on Transfers, Other Actions. From the date hereof through the Meeting Date, each Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein (including by tendering into a tender or exchange offer), unless such Transfer is a Permitted Transfer, (ii) enter into any agreement, arrangement or understanding with any Person (other than TopCo and Sequential), or take any other action, that violates or conflicts with the Stockholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any action that would reasonably be expected to restrict or otherwise adversely affect the Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio.

Section 4.2 Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the shares of MSLO Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.3 No Solicitation.

(a) Each Stockholder hereby acknowledges that it has reviewed and understands the obligations of a Representative as set forth in Section 5.5 of the Merger Agreement. Each Stockholder hereby agrees that it shall, and shall direct its Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal.

(b) Notwithstanding anything to the contrary in this Agreement, solely to the extent MSLO is permitted to take the actions set forth in Section 5.5(a) or 5.5(b) of the Merger Agreement with respect to an Acquisition Proposal, each Stockholder and its Affiliates and Representatives will be free to participate in any discussions or negotiations regarding such Acquisition Proposal with the Person making such Acquisition Proposal, provided such action by such Stockholder and its Affiliates and Representatives would be permitted to be taken by MSLO pursuant to Section 5.5(a) or 5.5(b) of the Merger Agreement.

(c) For the avoidance of doubt, nothing in this Section 4.3 shall affect in any way the obligations of any Person (including MSLO) under Section 5.5 of the Merger Agreement.

Section 4.4 Notice of Acquisitions. Each Stockholder hereby agrees to notify Sequential in writing as promptly as practicable (and in any event within 48 hours following such acquisition by the Stockholder) of the number of any additional shares of MSLO Common Stock or other securities of MSLO of which the Stockholder acquires Beneficial Ownership on or after the date hereof.

Section 4.5 Waiver of Appraisal Rights. Each Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights (including under Section 262 of the DGCL) that the Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Mergers.

Section 4.6 Disclosure. Subject to reasonable prior notice and approval (not to be unreasonably withheld, conditioned or delayed) of the Stockholders, each Stockholder hereby authorizes MSLO and Sequential to publish and disclose in any announcement or disclosure required by the SEC, including in the Proxy Statement/Prospectus the Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of the Stockholder’s obligations under this Agreement.

Section 4.7 Notices under the Merger Agreement. Sequential shall use commercially reasonable efforts to cause a copy of all notices delivered to MSLO pursuant to the Merger Agreement to be delivered to the Stockholders within two Business Days of delivery to MSLO.

Section 4.8 Public Announcement and S-4. TopCo and Sequential shall provide Martha Stewart and her counsel a reasonable opportunity to review and comment upon, (i) any press release or other widely-disseminated public statements with respect to the Merger Agreement, this Agreement or the other agreements to be entered in connection with the transactions contemplated by the Merger Agreement to which any Stockholder is a party and (ii) the S-4 and Proxy Statement/Prospectus and any response to material SEC comments in connection therewith, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; and provided that TopCo, Sequential and their respective Affiliates may make statements that are substantially similar to previous press releases, public disclosures or public statements made in compliance with the Merger Agreement and this Agreement.

Section 4.9 Expenses. At Closing, TopCo and Sequential hereby consent to the reimbursement by MSLO prior to Closing to each Stockholder for the fees and out-of-pocket expenses, including fees of attorneys and financial advisors, incurred by such Stockholder in connection with the negotiation, execution and delivery of this Agreement, the Merger Agreement, or the other agreements to be entered into in connection with the transactions contemplated by the Merger Agreement to which such Stockholder is a party, which amount will be notified in writing to TopCo and Sequential at least two Business Days prior to the Closing; provided that the aggregate amount of such fees and expenses required shall not exceed $4,000,000; provided, further that, if MSLO does not reimburse the Stockholders for such expenses at or prior to the Effective Time, Sequential and TopCo hereby agree to reimburse, or cause MSLO to reimburse, the Stockholders for such expenses promptly following the Effective Time.

Section 4.10 Indemnification. From and after closing, TopCo shall indemnify and hold harmless each trust or similar entity affiliated with a Stockholder and which is not a party to this agreement and such trust or similar entity’s officers, directors and trustees (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the Merger Agreement and this Agreement, and the transactions contemplated thereby and hereby, to the fullest extent permitted by applicable Law. In the event of any such claim, action, suit or proceeding, (i) each Stockholder will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from TopCo to the fullest extent permitted by applicable Law; provided, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification, and (ii) TopCo shall, and shall cause its subsidiaries to, cooperate in the defense of any such matter.

ARTICLE V

MISCELLANEOUS

Section 5.1 Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Expiration Date, (ii) the Closing Date, (iii) an Adverse Recommendation Change, (iv) the MSLO Stockholder Approval has been obtained, (v) the delivery of written notice by Sequential to the Stockholders of termination of this Agreement, and (vi) the delivery of written notice of termination by the Stockholders to Sequential following any Fundamental Amendment effected without the prior consent of the Stockholder, and upon the occurrence of the earliest of such events this Agreement shall terminate and be of no further force; provided, however, that the provisions of Section 4.10, this Section 5.1, Section 5.2 and Sections 5.4 through 5.13 shall survive any termination of this Agreement indefinitely and (ii) Sections 4.6, 4.7 and 4.8 shall remain in effect until the Expiration Date. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for willful and material breach of this Agreement. For the avoidance of doubt, in the event the Merger Agreement is validly terminated prior to the Effective Time, this Agreement and any consent executed pursuant hereto shall be deemed null and void and shall have no further effect. “Fundamental Amendment” means the execution by MSLO, Madeline Merger Sub, Sequential, Singer Merger Sub and TopCo of a written amendment to, or written waiver by MSLO, Madeline Merger Sub, Sequential, Singer Merger Sub and TopCo of any provision of, the Merger Agreement that reduces the amount of the Merger Consideration or changes the form of the Merger Consideration to include or substitute therefor a form other than cash and shares of TopCo Common Stock in the proportion reflected in the Merger Agreement, amends the conditions precedent set forth in Section 7.1 or 7.3 of the Merger Agreement (except in the case of a waiver of a condition by Sequential or TopCo) or would result in additional monetary liability to such Stockholder.

Section 5.2 Stop Transfer Order. In furtherance of this Agreement, each Stockholder hereby authorizes and instructs MSLO to instruct its transfer agent to enter a stop transfer order with respect to all of the Covered Shares held of record by such Stockholder and (i) if this Agreement is terminated in accordance with Section 5.1, then, promptly following the termination of this Agreement, or (ii) immediately following the Closing (and in any event within such time as would not delay receipt by the Stockholder of the Merger Consideration), to cause any stop transfer instructions imposed pursuant to this Section 5.2 to be lifted.

Section 5.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Sequential any direct or indirect ownership or incidence of ownership (whether beneficial ownership or otherwise) of or with respect to any Covered Shares, except as otherwise provided herein. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder, and Sequential shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 5.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of receipt by e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to Sequential to:

Sequential Brands Group, Inc.

5 Bryant Park, 30th Floor

New York, NY 10018

Attention: Yehuda Shmidman

E-mail: yshmidman@sbg-ny.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Attention: Barbara L. Becker

E-mail: bbecker@gibsondunn.com

(b) if to a Stockholder, to the address set forth opposite such Stockholder’s name in Schedule A hereto, with a copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Andrew J. Nussbaum

Email: AJNussbaum@wlrk.com

and

Grubman Shire & Meiselas, P.C.

152 West 57th Street

New York, NY 10019

Attention: Allen J. Grubman; Lawrence Shire; Eric Sacks

Email:      AGrubman@gispc.com; lshire@gispc.com; esacks@gispc.com

Section 5.5 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 5.6 Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 5.7 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 5.8 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

(b) Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.9 Specific Performance. Each of the parties to this Agreement hereby acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or if the Agreement was otherwise breached and that money damages, even if available, would not be an adequate remedy therefor. Accordingly, each party agrees that the other parties shall be entitled to specific performance, an injunction, restraining order and/or such other equitable relief, in addition to any other rights and remedies existing in its favor at law or in equity, as a court of competent jurisdiction may deem necessary or appropriate to enforce its rights and each of the obligations hereunder (without posting of bond or other security). Anything in this Agreement to the contrary notwithstanding, each party hereby agrees that specific performance or injunctive relief pursuant to this Section 5.9 shall be its sole and exclusive remedy with respect to breaches or threatened breaches by any other party to this Agreement, and no such party shall pursue any other form of relief (including monetary damages) that may be available for a breach of this Agreement.

Section 5.10 Amendment; Waiver. This Agreement may be amended, modified or supplemented by a writing executed by each of the parties hereto. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 5.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 5.12 Assignment; Successors; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement; provided, however, that MSLO is hereby made a third party beneficiary of Article II herein only for the purpose of seeking specific performance of each Stockholder’s obligations thereunder; and provided, further, however, that the Indemnified Parties shall be third party beneficiaries of Section 4.10.

Section 5.13 Stockholder Capacity. The restrictions and covenants of each Stockholder hereunder shall not be binding, and shall have no effect, in any way with respect to any director or officer of MSLO or any of its Subsidiaries in such Person’s capacity as such a director or officer, nor shall any action taken by any such director or officer in his or her capacity as such be deemed a breach by a Stockholder of this Agreement.

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IN WITNESS WHEREOF, Sequential, TopCo and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

SEQUENTIAL BRANDS GROUP, INC.,

By:	/s/ Yehuda Shmidman
Name:	Yehuda Shmidman
Title:	CEO

SINGER MADELINE HOLDINGS, INC.

By:	/s/ Yehuda Shmidman
Name:	Yehuda Shmidman
Title:	CEO

SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT

STOCKHOLDERS:

/s/ Martha Stewart
MARTHA STEWART

SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT

MARTHA STEWART FAMILY LIMITED PARTNERSHIP

By:	/s/ Martha Stewart
Name:	Martha Stewart
Title:	General Partner, in her capacity as trustee of
the Martha Stewart 2012 Revocable Trust

SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT

SCHEDULE A

Stockholder	Class A Common Stock		Class B Common Stock
Martha Stewart	27,087,571	(1)	24,984,625
Martha Stewart Family Limited Partnership	24,984,625	(2)	24,984,625

(1)	Includes (i) 14,748 shares of the Class A Common Stock held by Martha Stewart, (ii) 1,300,000 shares of the Class A Common Stock that are subject to exercisable options and (iii) 29,816 shares of Class A Common Stock held by the Martha Stewart 1999 Family Trust, of which Martha Stewart is a co-trustee and as to which she shares voting and dispositive power. These shares also include (a) 24,984,625 shares of Class B Common Stock held by the Martha Stewart Family Limited Partnership (“MSFLP”), of which Martha Stewart, as the sole trustee of the Martha Stewart 2012 Revocable Trust, is the sole general partner, each of which is convertible at the option of the holder into one share of the Class A Common Stock and (b) 37,270 shares of Class A Common Stock held by the Martha Stewart 2000 Family Trust, of which Martha Stewart is a co-trustee. In addition, Martha Stewart may be deemed to beneficially own 721,112 shares of Class A Common Stock held by the Martha and Alexis Stewart Charitable Foundation, for which Martha Stewart is a co-trustee and as to which she shares voting and dispositive power. Martha Stewart executed a revocable proxy, dated as of October 6, 2004, whereby Martha Stewart appointed Alexis Stewart as her true and lawful proxy, attorney-in-fact and agent with respect to all of the securities of the Company that are owned by Martha Stewart from time to time. This proxy is hereby revoked.
(2)	Consists of 24,984,625 shares of the Class B Common Stock, each of which is convertible at the option of the holder into one share of the Class A Common Stock, all of which are owned by MSFLP and indirectly owned by Martha Stewart as the sole general partner of MSFLP in her capacity as the sole trustee of the Martha Stewart 2012 Revocable Trust and as to which MSFLP is deemed to share voting and dispositive power. Pursuant to a power of attorney, dated as of October 6, 2004, MSFLP appointed Alexis Stewart as its true and lawful proxy, attorney-in-fact and agent with respect to all of the securities of the Company that are owned by MSFLP from time to time. This power of attorney is hereby revoked.